UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

SONTRA MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Sontra Medical Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated July 24, 2006, as filed with the SEC on July 27, 2006 (the “Original Current Report”) to correct and restate the second sentence under Item 8.01 to disclose that the number of authorized shares of Common Stock will remain unchanged after the reverse stock split is effective.

Item 8.01 Other Events.

The second sentence of Item 8.01 of the Original Current Report is hereby deleted in its entirety and replaced with the following: Pursuant to the Reverse Stock Split, each ten shares of Common Stock of the Company will be combined and reclassified into one share of Common Stock of the Company, and the number of issued and outstanding shares of Common Stock of the Company will be proportionally reduced, in both cases without any change to the authorized number of shares of Common Stock or the par value of such shares.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: August 10, 2006	By:	/s/ Thomas W. Davison
Thomas W. Davison
President and Chief Executive Officer